EXHIBIT 3.1
















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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

                            ARTICLES OF INCORPORATION
                          DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of section 294 of the Business Corporation Law, act of May 5, 1933(P.L.364) (15 P.S. ss.1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1. The name of the corporation is:

                            NORTHWOOD SERVICES, INC.
--------------------------------------------------------------------------------

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

                              234 Brownsville Road
                         Pittsburgh, Pennsylvania 15210

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

     To have the unlimited power to engage in any or all lawful business for which corporations may be incorporated under the act of May 5, 1933, as amended, under which this corporation is incorporated.

4. The term for which the corporation is to exist is: perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is: 10 million shares of common stock, no par value.

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is(are):

                                   Address
                           (including street                     Number and
Name                       and number, if any)                Class of Shares

John C. Mohan              234 Brownsville Road                      10
                           Pittsburgh, PA  15210

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 22nd day of September, 1982.

                         (SEAL)                      /s/ John S. Mohan (SEAL)
-------------------------                           ----------------------------
                                                        JOHN C. MOHAN

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                          Commonwealth of Pennsylvania

                               Department of State

                                  Office of the

                          Secretary of the Commonwealth


To all to whom these Presents shall come, Greeting:

     I DO HEREBY CERTIFY THAT NORTHWOOD SERVICES, INC. is a Pennsylvania corporation, with Pennsylvania registered office located at 234 Brownsville Road, Pittsburgh, Pennsylvania 15210.

     Carrying on or conducting business under the assumed or fictitious name, style, or designation of Northwood Realty Company with its place of business located at 234 Brownsville Road, Pittsburgh, Pennsylvania 15210 has this 8th day of November A.D. 1982 files in this Department the APPLICATION provided for in Act No. 374 of the General Assembly of the Commonwealth of Pennsylvania, entitled "An Act making it unlawful for any corporation to carry on any business under an assumed or fictitious name, style, or designation, other than its proper corporate name, unless an application is filed with the Secretary of the Commonwealth and the Prothonotary," etc., approved July 11, 1957.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed at the City of Harrisburg the day and year above written.














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                           OFFICE OF THE PROTHONOTARY

                           JOHN P. JOYCE, PROTHONOTARY

                         Allegheny County, Pennsylvania


                                               Pittsburgh, PA. November 24, 1982


         I do hereby certify
that.....................................
 ..........................NORTHWOOD SERVICES,
INC.................
conducting business under the assumed or fictitious name, style or designation of............NORTHWOOD REALTY
COMPANY................
and in this office an APPLICATION FOR REGISTRATION as provided for in the Act of Assembly of the Commonwealth of Pennsylvania, Act No. 374, approved the 11th day of July 1957, known as FICTITIOUS CORPORATE NAME ACT, which Act makes it unlawful for any corporation to carry on any business under an assumed or fictitious name style or designation other than its proper corporate name until it complies with said Act.

     In Testimony Whereof, I have hereunto set my hand and caused the Seal of the Court to be affixed the day and year above written.


                                                   /s/__________________________
                                                              Prothonotary


                                                By /s/__________________________
                                                                Deputy










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